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Exhibit 5.1

February 4, 2003

Board of Directors
XM Satellite Radio Holdings Inc.
1500 Eckington Place, N.E.
Washington, D.C. 20002

Ladies and Gentlemen:

        We are acting as special counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on February 3, 2003 and relating to the proposed public offering of up to 25,514,960 shares of the Company's Class A common stock, par value $.01 per share (the "Shares"), from time to time upon exercise of warrants to purchase shares of Class A common stock (the "Warrants"), all of which shares are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

  1.
  An executed copy of the Registration Statement.

  2.
  The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on January 17, 2003 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Amended and Restated Certificate").

  3.
  The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Bylaws").

  4.
  The executed Warrant Agreement, dated as of January 28, 2003, by and between the Company and The Bank of New York (the "Warrant Agent"), filed as Exhibit 99.1 to the Registration Statement (the "Warrant Agreement").

  5.
  The executed Global Warrant, dated January 28, 2003, of the Company.

  6.
  Resolutions of the Board of Directors of the Company adopted at meetings held on December 19, 2002 and January 23, 2003, and by written consent dated January 16, 2003, each as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that following effectiveness of the Registration Statement and issuance of the Shares in accordance with the terms of the Warrants and the Warrant Agreement, the Shares will be validly issued, fully paid and nonassessable.

        This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
HOGAN & HARTSON L.L.P.

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  Exhibit 5.1